FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Cathy Silva
Sr. Director, Investor Relations	Corporate Communications Manager
(408) 875-9529	(408) 875-7042
ed.lockwood@kla-tencor.com	cathy.silva@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2017 SECOND QUARTER RESULTS
MILPITAS, Calif., January 26, 2017 - KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its second quarter of fiscal year 2017, which ended on December 31, 2016, and reported GAAP net income of $238 million and GAAP earnings per diluted share of $1.52 on revenues of $877 million.
“I am pleased to announce that KLA-Tencor’s business continues to perform at a very high level, as we delivered another quarter of outstanding results in Q2 of fiscal 2017, exceeding our guidance for shipments, revenue and Non-GAAP earnings per diluted share for the period,” commented Rick Wallace, President and Chief Executive Officer of KLA-Tencor. “In addition, new orders topped $1 billion for the first time in the December quarter, reflecting KLA-Tencor’s market leadership and the critical role process control plays in enabling our customers’ success at the leading edge. These outstanding results are against the backdrop of a healthy overall demand environment for wafer fab equipment in the marketplace today, and position KLA-Tencor with good momentum heading into calendar 2017.”

GAAP Results
	Q2 FY 2017	Q1 FY 2017	Q2 FY 2016
Revenues	$877 million	$751 million	$710 million
Net Income	$238 million	$178 million	$152 million
Earnings per Diluted Share	$1.52	$1.13	$0.98

Non-GAAP Results
	Q2 FY 2017	Q1 FY 2017	Q2 FY 2016
Net Income	$238 million	$182 million	$162 million
Earnings per Diluted Share	$1.52	$1.16	$1.04
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, restructuring, severance, merger and other related charges and certain discrete tax items. KLA-Tencor will discuss the results for its fiscal year 2017 second quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Standard Time. A webcast of the call will be available at: www.kla-tencor.com.
About KLA-Tencor:
KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at http://www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.
To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses (benefits), as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses (benefits) that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses (benefits) to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	December 31, 2016	June 30, 2016
ASSETS
Cash, cash equivalents and marketable securities	$2,592,977	$2,491,294
Accounts receivable, net	663,852	613,233
Inventories	671,172	698,635
Other current assets	103,638	64,870
Land, property and equipment, net	279,966	278,014
Goodwill	335,170	335,177
Deferred income taxes, non-current	259,507	302,219
Purchased intangibles, net	2,551	4,331
Other non-current assets	185,623	174,659
Total assets	$5,094,456	$4,962,432
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$116,163	$106,517
Deferred system profit	193,942	174,551
Unearned revenue	56,750	59,147
Current portion of long-term debt	249,958	—
Other current liabilities	570,923	662,208
Total current liabilities	1,187,736	1,002,423
Non-current liabilities:
Long-term debt	2,729,239	3,057,936
Unearned revenue	62,619	56,336
Other non-current liabilities	149,766	156,623
Total liabilities	4,129,360	4,273,318
Stockholders’ equity:
Common stock and capital in excess of par value	483,077	452,974
Retained earnings	534,175	284,825
Accumulated other comprehensive income (loss)	(52,156)	(48,685)
Total stockholders’ equity	965,096	689,114
Total liabilities and stockholders’ equity	$5,094,456	$4,962,432

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended December 31,		Six months ended December 31,
(In thousands, except per share amounts)	2016	2015	2016	2015
Revenues:
Product	$683,733	$527,780	$1,245,486	$988,519
Service	193,152	182,465	382,072	364,370
Total revenues	876,885	710,245	1,627,558	1,352,889
Costs and expenses:
Costs of revenues	318,507	280,980	596,343	551,224
Research and development	130,912	118,272	260,145	238,215
Selling, general and administrative	93,532	96,532	187,920	188,195
Interest expense and other, net	27,089	28,986	54,085	55,481
Income before income taxes	306,845	185,475	529,065	319,774
Provision for income taxes	68,594	33,268	112,713	62,670
Net income	$238,251	$152,207	$416,352	$257,104
Net income per share:
Basic	$1.52	$0.98	$2.66	$1.65
Diluted	$1.52	$0.98	$2.65	$1.64
Cash dividends declared per share	$0.54	$0.52	$1.06	$1.04
Weighted-average number of shares:
Basic	156,335	155,252	156,232	156,036
Diluted	157,123	155,996	157,071	156,971

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	December 31,
(In thousands)	2016	2015
Cash flows from operating activities:
Net income	$238,251	$152,207
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,892	16,529
Asset impairment charges	—	358
Non-cash stock-based compensation expense	12,444	11,325
Excess tax benefit from equity awards	—	(1,382)
Net gain on sales of marketable securities and other investments	(681)	(25)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable, net	(24,386)	32,098
Decrease (increase) in inventories	13,132	(36,668)
Increase in other assets	(28,315)	(38,044)
Increase in accounts payable	11,786	15,047
Increase (decrease) in deferred system profit	8,302	(2,339)
Decrease in other liabilities	(23,012)	(48,782)
Net cash provided by operating activities	222,413	100,324
Cash flows from investing activities:
Acquisition of non-marketable securities	(900)	—
Capital expenditures, net	(8,629)	(7,938)
Proceeds from sale of assets	2,582	1,215
Purchases of available-for-sale securities	(372,950)	(281,503)
Proceeds from sale of available-for-sale securities	78,136	284,734
Proceeds from maturity of available-for-sale securities	159,077	141,362
Purchases of trading securities	(20,813)	(16,738)
Proceeds from sale of trading securities	23,164	20,036
Net cash provided by (used in) investing activities	(140,333)	141,168
Cash flows from financing activities:
Repayment of debt	(40,000)	(20,000)
Issuance of common stock	23,694	21,908
Tax withholding payments related to vested and released restricted stock units	(79)	(495)
Common stock repurchases	—	(39,119)
Payment of dividends to stockholders	(84,529)	(81,380)
Excess tax benefit from equity awards	—	1,382
Net cash used in financing activities	(100,914)	(117,704)
Effect of exchange rate changes on cash and cash equivalents	(10,458)	(894)
Net increase (decrease) in cash and cash equivalents	(29,292)	122,894
Cash and cash equivalents at beginning of period	966,325	763,697
Cash and cash equivalents at end of period	$937,033	$886,591
Supplemental cash flow disclosures:
Income taxes paid, net	$71,164	$51,631
Interest paid	$56,773	$56,711
Non-cash activities:
Purchase of land, property and equipment - investing activities	$1,985	$2,253
Dividends payable - financing activities	$12,763	$20,284

KLA-Tencor Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share amounts)
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended			Six months ended
		December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
GAAP net income		$238,251	$178,101	$152,207	$416,352	$257,104
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	513	1,267	1,309	1,780	4,890
Restructuring, severance and other related charges	b	—	—	1,742	—	8,808
Merger-related charges	c	4,069	3,605	8,820	7,674	8,820
Income tax effect of non-GAAP adjustments	d	(1,580)	(1,259)	(2,321)	(2,839)	(5,669)
Discrete tax items	e	(3,064)	—	—	(3,064)	—
Non-GAAP net income		$238,189	$181,714	$161,757	$419,903	$273,953
GAAP net income per diluted share		$1.52	$1.13	$0.98	$2.65	$1.64
Non-GAAP net income per diluted share		$1.52	$1.16	$1.04	$2.67	$1.75
Shares used in diluted shares calculation		157,123	157,021	155,996	157,071	156,971
Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition- related charges	Restructuring, severance and other related charges	Merger-related charges	Total pre-tax GAAP to non-GAAP adjustments
Three months ended December 31, 2016
Costs of revenues	$500	$—	$348	$848
Research and development	—	—	1,054	1,054
Selling, general and administrative	13	—	2,667	2,680
Total in three months ended December 31, 2016	$513	$—	$4,069	$4,582
Three months ended September 30, 2016
Costs of revenues	$650	$—	$260	$910
Research and development	—	—	982	982
Selling, general and administrative	617	—	2,363	2,980
Total in three months ended September 30, 2016	$1,267	$—	$3,605	$4,872
Three months ended December 31, 2015
Costs of revenues	$663	$470	$67	$1,200
Research and development	—	479	—	479
Selling, general and administrative	646	793	8,753	10,192
Total in three months ended December 31, 2015	$1,309	$1,742	$8,820	$11,871

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition-related charges includes amortization of intangible assets associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

b.
Restructuring, severance and other related charges include costs associated with employee severance and other exit costs, and impairment of certain long-lived assets. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Merger-related charges associated with the terminated merger agreement between KLA-Tencor and Lam Research Corporation (“Lam”) primarily includes employee retention-related expenses, legal expenses and other costs. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

d.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

e.
Discrete tax items includes the tax impact of certain merger-related charges that only became deductible during the three months ended December 31, 2016 as a result of the termination of the proposed merger between KLA-Tencor and Lam. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.